    EXHIBIT 99.1  PRESS RELEASE OF NORTHWEST BANCSHARES, INC.   FOR IMMEDIATE RELEASE  Contact:  Ronald J. Seiffert, Chairman, President and Chief Executive Officer (814) 726‐2140    William W. Harvey, Jr., Senior Executive Vice President and Chief Financial Officer (814) 726‐2140  Northwest Bancshares, Inc. Completes Merger with MutualFirst Financial, Inc.  Warren, Pennsylvania – April 24, 2020  Northwest Bancshares, Inc.  (“Northwest”) (NASDAQ: NWBI), the holding  company for  Northwest Bank,  announced  today  that  it  has  successfully  completed  its  merger  with  MutualFirst  Financial,  Inc.  (“MutualFirst  Financial”) (NASDAQ: MFSF), the holding company for MutualBank.    Ronald  J.  Seiffert,  Chairman,  President  and  Chief  Executive  Officer  of  Northwest  Bancshares,  Inc.,  commented,  “We  are  pleased  to  announce  the  completion  of  our  merger  with  MutualFirst  Financial,  Inc.  and  MutualBank.  The management teams and employees of both Northwest and MutualFirst Financial have worked  tirelessly over the past six months to prepare for the integration of our two companies.  We believe  that this  transaction will help deliver value through increased operating scale and new market opportunities.  The combined  strength of our institutions will allow us to better serve customers across all of our markets with a wide range of  financial products and services, while maintaining the personal service they expect from their community bank.”  Under the terms of the merger agreement, each share of common stock of MutualFirst Financial, Inc. will  be converted into the right to receive 2.4 shares of Northwest Bancshares, Inc. common stock.  Cash will be paid in  lieu of fractional shares at a rate of $10.71 per whole share of Northwest Bancshares, Inc. common stock.    Northwest issued 20,659,087 shares of common stock in the merger (subject to adjustment for cash issued  in lieu of fractional shares), and based upon the $10.33 per share closing price of Northwest’s common stock on  April 24, 2020, the transaction value was approximately $213.4 million.  The completion of the merger has resulted  in a bank with approximately $12.8 billion in total assets, providing banking services through 214 branch locations  and 273 ATMs in four states.  The transaction has expanded Northwest’s franchise by 36 full service offices located  in Indiana.   B. Riley FBR, Inc. served as financial advisor and Luse Gorman, PC served as legal counsel to Northwest  Bancshares, Inc. in this transaction.   Keefe, Bruyette & Woods, A Stifel Company, served as financial advisor and Silver, Freedman, Taff & Tiernan  LLP served as legal counsel to MutualFirst Financial, Inc.   About Northwest Bancshares, Inc.   Headquartered  in  Warren,  Pennsylvania,  Northwest  Bancshares,  Inc.  (NASDAQ:  NWBI)  is  the  holding  company of Northwest Bank.  Founded in 1896, Northwest Bank is a full‐service financial institution offering a  complete line of business and personal banking products, employee benefits and wealth management services, as  well as the fulfillment of business and personal insurance needs.  As of March 31, 2020, Northwest operated 170  full‐service community banking offices and eight free standing drive‐through facilities in Pennsylvania, New York  and Ohio.  Northwest Bancshares, Inc.’s common stock is listed on the NASDAQ Global Select Market (“NWBI”).

Additional  information  regarding  Northwest  Bancshares,  Inc.  and  Northwest  Bank  can  be  accessed  online  at  www.northwest.com.    Forward‐Looking Statements  This release contains forward‐looking statements within the meaning of the Private Securities Litigation  Reform Act of 1995 giving Northwest’s and MutualFirst Financial’s expectation or predictions of future financial or  business  performance  or  conditions.  Forward‐looking  statements  are  typically  identified  by  words  such  as  "believe," "expect," "anticipate," "intend," "target," "estimate," "continue," "positions," "prospects" or "potential,"  by future conditional verbs such as "will," "would," "should," "could" or "may," or by variations of such words or by  similar  expressions.  These  forward‐looking  statements  are  subject  to  numerous  assumptions,  risks  and  uncertainties, which change over time. Forward‐looking statements speak only as of the date they are made and  we  assume  no  duty  to  update  forward‐looking  statements.  Actual  results  may  differ  materially  from  current  projections.    In addition to factors previously disclosed in Northwest’s and MutualFirst Financial's reports filed with the  U.S. Securities and Exchange Commission (the "SEC") and those identified elsewhere in this document, the following  factors among others, could cause actual results to differ materially from forward‐looking statements or historical  performance: difficulties and delays in integrating MutualFirst Financial business or fully realizing cost savings and  other benefits; business disruption following the merger; changes in asset quality and credit risk; the inability to  sustain revenue and earnings growth; changes in interest rates and capital markets; inflation; customer acceptance  of Northwest products and services; customer borrowing, repayment, investment and deposit practices; customer  disintermediation; the introduction, withdrawal, success and timing of business initiatives; competitive conditions;  the  inability  to  realize  cost  savings  or  revenues  or  to  implement  integration  plans  and  other  consequences  associated  with  mergers,  acquisitions  and  divestitures;  economic  conditions;  the  impact,  extent  and  timing  of  technological changes, capital management activities, and other actions of the Federal Reserve Board and legislative  and regulatory actions and reforms; and the impact of COVID‐19.